UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 08, 2018

Africa Growth Corporation
(Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-54414

Nevada	27-241387
(State of Incorporation)	(I.R.S. Employer Identification No.)

41 Cedar Avenue, 5th Floor, Hamilton, Bermuda	HM 12
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: +44 (0) 203 862 2922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

For the reasons specified below relating to ongoing tortious interference in Angola, Africa Growth Corporation (the “Company”) has been unable to provide consolidated financial statements and complete, by the prescribed due dates, its Quarterly Report on Form 10-Q for the periods ended September 30, 2017, March 31, 2018 and June 30, 2018, and Annual Report on Form 10-K, for the period ended December 31, 2017.

The Company is committed to resolving the issues and filing all required financial and other information with the Securities and Exchange Commission (the “SEC”). Until such time, and in the interest of ensuring its stakeholders are appropriately informed, the Company thought it prudent to provide the following information relevant to its current business operations.

Angola

On February 12, 2018, the Company filed a Current Report on Form 8-K updating investors on the ongoing tortious interference committed by certain governmental individuals and instrumentalities in Angola (the “Angolan Governmental Trespassers”) against the Company and its Isha Project and Pina Project real estate assets, located in Luanda, Angola (comprising a total of 64 apartments and commercial space, the “Angolan Real Estate Assets”). Since then, the Company continues to pursue available remedies at law and in equity in Angola and in the United States to end the tortious interference and protect the Company’s interests in its Angolan Real Estate Assets. The Company continues its efforts to monitor, manage and mitigate damages related to its Angolan Real Estate Assets and believes that the matter will be resolved in the medium to long term to the Company’s satisfaction.

Namibia

The Company continues to develop and grow its operations in affordable housing construction in Namibia. As of the date of this filing, the Company has constructed 71 affordable homes, with an additional 38 affordable homes under construction, at its principal construction site, the Osona Village Development (“Osona Village”), approximately 50km north of Windhoek, Namibia. The Company has entered into a land purchase agreement for an additional 100 homes to be constructed at the Osona Village for low- to middle-income purchasers by year-end 2018. Further, the Company currently expects to purchase additional land and begin construction on additional affordable housing at Osona Village, beyond the 100 homes covered under the aforementioned land purchase agreement, by year-end 2018.

The Company expects positive conditions in the Namibian affordable housing market to continue in the near term. Almost all of the homes constructed by the Company to date have been contracted and sold before construction has been completed. As a result of the continuing strong demand for affordable housing in Namibia, the Company is exploring additional locations outside Osona Village for future housing construction and development. As part of its plans for expansion, the Company has developed a low-cost housing solution that it believes will transform the low- cost housing market by enabling large-scale transition from shack dwellings to formal housing in structured communities with sustainable infrastructure. The Company has entered discussions with local municipalities in Namibia to initiate this low-cost housing solution through a pilot project.

As part of its plans to expedite construction times while maintaining quality, the Company recently completed its pilot process for transitioning from “bricks-and-mortar” to concrete panel construction, which has been inspected and approved by local engineers as complying with the relevant building standards, and by local Namibian banks for the purpose of issuing mortgages on panel homes. The Company expects that its larger rollout of concrete panel construction will enable overall construction times to be roughly halved. By reducing overall construction times, the Company expects to increase its scale of construction to better meet the growing demand for affordable housing in Namibia.

Further, to increase efficiencies and productivity in construction, as well as support the local labor force, the Company invested in and built temporary housing for its workers near Osona Village. The Company also built a warehouse near Osona Village for the storage of materials and has entered into longer-term agreements with key suppliers, thereby streamlining its procurement and deployment process.

The Company remains mindful of environmental considerations and seeks to reduce its environmental impact and promote the use of more sustainable building practices. All of the affordable homes constructed by the Company are built with solar water heating, prepaid electricity meters and optimizing insulation properties. The Company is currently assessing the implementation of solar panels in future housing construction in order to increase reliance on renewable energy sources for home power supply.

Capital Investment

As set forth in its Current Report on Form 8-K, filed on February 12, 2018, AFGC Development Ltd. (“ADEV”), a wholly-owned subsidiary of the Company, entered into a Subscription Agreement on December 15, 2017, with an unaffiliated investor, pursuant to which ADEV issued 20% Convertible Notes (the “Convertible Notes”) to the investor in the aggregate principal amount of $3,000,000. The Company reports that all of the $3,000,000 in proceeds covered by the Convertible Notes has been drawn and has been and will continue to be applied toward low- to middle-income housing construction and development in Namibia, pursuant to the Subscription Agreement.

Since the filing of its Current Report on Form 8-K on February 12, 2018, the Company also reports that ADEV has entered into: (i) a secured revolving medium-term project finance facility with Osana Land Holding (Pty) Ltd in the amount of $1,000,000; and (ii) short-term profit participation agreements with private investors in respect of discrete units under construction, who have invested an aggregate amount of $1,050,000. The purpose of both the secured project finance facility and the profit participation agreements is to further accelerate the growth of the Company’s low- to middle-income housing construction and development business in Namibia.

Africa International Capital Ltd (“AIC”), another wholly-owned subsidiary of the Company, previously had issued U.S.$2,475,000 in 10% Secured Convertible Notes (“Notes”), which were due to mature on July 31, 2018. By unanimous agreement and a special resolution of the holders of the Notes, the maturity date of the Notes was extended from July 31, 2018 to January 31, 2020, in order to provide additional time for the resolution of the ongoing tortious interference in Angola.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Africa Growth Corporation

By:	/s/: Brenton Kuss
Name:	Brenton Kuss
Title:	Chief Financial Officer

Date: August 08, 2018